Exhibit (n)(4)

Schedule A (FIXED INCOME), dated July 1, 2016, to the Amended and Restated

Multiple Class of Shares Plan for Fidelity Index Funds

Dated March 10, 2016

Fidelity Salem Street Trust

Fund/Class	Class Level Redemption Fee (as a % of amount redeemed)
Fidelity Short-Term Treasury Bond Index Fund:
Investor Class	None
Premium Class	None

Fidelity Intermediate Treasury Bond Index Fund:
Investor Class	None
Premium Class	None

Fidelity Long-Term Treasury Bond Index Fund:
Investor Class	None
Premium Class	None

Fidelity U.S. Bond Index Fund:
Class F	None
Investor Class	None
Premium Class	None
Institutional Class	None
Institutional Premium Class	None

Fidelity Emerging Markets Index Fund:
Investor Class	1.50
Premium Class	1.50
Institutional Class	1.50
Institutional Premium Class	1.50

Fidelity Global ex U.S. Index Fund:
Investor Class	1.00
Premium Class	1.00
Institutional Class	1.00
Institutional Premium Class	1.00

Fidelity Mid Cap Index Fund:
Investor Class	0.75
Premium Class	0.75
Institutional Class	0.75
Institutional Premium Class	0.75

Fidelity Small Cap Index Fund:
Investor Class	1.50
Premium Class	1.50
Institutional Class	1.50
Institutional Premium Class	1.50

Fidelity Real Estate Index Fund:
Investor Class	0.75
Premium Class	0.75
Institutional Class	0.75

Fidelity Inflation-Protected Bond Index Fund:
Investor Class	None
Premium Class	None
Institutional Class	None
Institutional Premium Class	None